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                      PLAN AND AGREEMENT OF MERGER

                                   OF

                       ESENJAY EXPLORATION, INC.

                                  AND

                         3DX TECHNOLOGIES, INC.







                            ---------------






                        DATED AS OF MAY 11, 1999



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                                  TABLE OF CONTENTS


ARTICLE I.
     MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.1  SURVIVING CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.2  STOCKHOLDER APPROVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.3  EFFECTIVE DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.4  NAME AND CONTINUED CORPORATE EXISTENCE OF SURVIVING CORPORATION . . . . . . . .2
          1.4.1     NAME AND EXISTENCE  . . . . . . . . . . . . . . . . . . . . . . . . .2
          1.4.2     FEDERAL INCOME TAX TREATMENT OF MERGER  . . . . . . . . . . . . . . .2
     1.5  DELAWARE LAW GOVERNS AND ESENJAY CERTIFICATE OF INCORPORATION, AS AMENDED
          AND RESTATED, SURVIVES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.6  BYLAWS OF SURVIVING CORPORATION.. . . . . . . . . . . . . . . . . . . . . . . .3
     1.7  DIRECTORS OF SURVIVING CORPORATION. . . . . . . . . . . . . . . . . . . . . . .3
     1.8  OFFICERS OF SURVIVING CORPORATION . . . . . . . . . . . . . . . . . . . . . . .3
     1.9  VACANCIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.10 CAPITAL STOCK OF SURVIVING CORPORATION. . . . . . . . . . . . . . . . . . . . .3
     1.11 CONVERSION OF SECURITIES UPON MERGER. . . . . . . . . . . . . . . . . . . . . .3
          1.11.1    GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
          1.11.2    CONVERSION OF 3DX COMMON STOCK. . . . . . . . . . . . . . . . . . . .4
                    1.11.2.1  CONVERSION INTO ESENJAY COMMON STOCK  . . . . . . . . . . .4
                    1.11.2.2  CONVERSION INTO PREFERRED STOCK . . . . . . . . . . . . . .4
                    1.11.2.3  EFFECT OF FAILURE TO ELECT MERGER CONSIDERATION . . . . . .4
                    1.11.2.4  3DX OPTIONS . . . . . . . . . . . . . . . . . . . . . . . .4
          1.11.3    LIMITATION ON ISSUANCE OF ESNJ-CP STOCK . . . . . . . . . . . . . . .4
          1.11.4    EXCHANGE OF 3DX COMMON STOCK CERTIFICATES . . . . . . . . . . . . . .5
          1.11.5  EXCHANGE PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.12 ESENJAY FRACTIONAL SHARES.. . . . . . . . . . . . . . . . . . . . . . . . . . .6
     1.13 3DX'S TRANSFER BOOKS CLOSED . . . . . . . . . . . . . . . . . . . . . . . . . .6
     1.14 ASSETS AND LIABILITIES OF MERGING CORPORATIONS BECOME THOSE OF SURVIVING
          CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     1.15 CONVEYANCES TO SURVIVING CORPORATION. . . . . . . . . . . . . . . . . . . . . .6
     1.16 ACCOUNTING TREATMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     1.17 UNCLAIMED MERGER CONSIDERATION. . . . . . . . . . . . . . . . . . . . . . . . .7
     1.18 DISSENTING STOCKHOLDERS OF 3DX. . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE II.

     REPRESENTATIONS AND WARRANTIES
     OF 3DX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.1  REPRESENTATIONS AND WARRANTIES OF 3DX . . . . . . . . . . . . . . . . . . . . .7
          2.1.1     ORGANIZATION AND STANDING. . . . . . . . . . . . . . . . . . . . . . 7
          2.1.2     AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS.. . . . . . 7
          2.1.3     CAPITALIZATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          2.1.4     REPORTS AND FINANCIAL STATEMENTS.. . . . . . . . . . . . . . . . . . 8
          2.1.5     LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

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

          2.1.6  ABSENCE OF CERTAIN CHANGES AND EVENTS . . . . . . . . . . . . . . .9
                 2.1.6.1   FINANCIAL CHANGE. . . . . . . . . . . . . . . . . . . . .9
                 2.1.6.2   PROPERTY DAMAGE . . . . . . . . . . . . . . . . . . . . .9
                 2.1.6.3   DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . .9
                 2.1.6.4   CAPITALIZATION CHANGE . . . . . . . . . . . . . . . . . .9
                 2.1.6.5   LABOR DISPUTES. . . . . . . . . . . . . . . . . . . . . .9
                 2.1.6.6   OTHER MATERIAL CHANGES. . . . . . . . . . . . . . . . . .9
          2.1.7  COMPLIANCE WITH OTHER LAWS. . . . . . . . . . . . . . . . . . . . .9
          2.1.8  FINDER'S FEE . . . . . . . . . . . . . . . . . . . . . . . . . . .10
          2.1.9  INVESTIGATIONS; LITIGATION . . . . . . . . . . . . . . . . . . . .10

ARTICLE III.

     REPRESENTATIONS AND WARRANTIES
     OF ESENJAY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.1  REPRESENTATIONS AND WARRANTIES OF ESENJAY. . . . . . . . . . . . . . . . 10
          3.1.1  ORGANIZATION AND STANDING . . . . . . . . . . . . . . . . . . . . 10
          3.1.2  AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS. . . . . 10
          3.1.3  CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . 11
          3.1.4  REPORTS AND FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . 11
          3.1.5  LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
          3.1.6  ABSENCE OF CERTAIN CHANGES AND EVENTS . . . . . . . . . . . . . . 12
                 3.1.6.1  FINANCIAL CHANGE. . . . . . . . . . . . . . . . . . . . .12
                 3.1.6.2  PROPERTY DAMAGE . . . . . . . . . . . . . . . . . . . . .12
                 3.1.6.3  DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . .12
                 3.1.6.4  CAPITALIZATION CHANGE . . . . . . . . . . . . . . . . . .12
                 3.1.6.5  LABOR DISPUTES. . . . . . . . . . . . . . . . . . . . . .12
                 3.1.6.6  OTHER MATERIAL CHANGES. . . . . . . . . . . . . . . . . .12
          3.1.7  COMPLIANCE WITH OTHER LAWS . . . . . . . . . . . . . . . . . . .  12
          3.1.8  FINDER'S FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
          3.1.9  INVESTIGATIONS; LITIGATION. . . . . . . . . . . . . . . . . . . . 13
          3.1.10 NO REQUIRED REDEMPTION OF ESNJ-CP STOCK . . . . . . . . . . . . . 13

ARTICLE IV.

     OBLIGATIONS PENDING EFFECTIVE DATE. . . . . . . . . . . . . . . . . . . . . . 13
     4.1  AGREEMENTS OF ESENJAY AND 3DX. . . . . . . . . . . . . . . . . . . . . . 13
          4.1.1  MAINTENANCE OF PRESENT BUSINESS. . . . . . . . . . . . . . . . . .13
          4.1.2  MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . . . . . . .13
          4.1.3  MAINTENANCE OF BOOKS AND RECORDS . . . . . . . . . . . . . . . . .14
          4.1.4  COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . . . . .14
          4.1.5  INSPECTION OF EACH MERGING CORPORATION . . . . . . . . . . . . . .14
     4.2  ADDITIONAL AGREEMENTS OF ESENJAY AND 3DX . . . . . . . . . . . . . . . . 14
          4.2.1  JOINT PROXY STATEMENT/PROSPECTUS . . . . . . . . . . . . . . . . .14
          4.2.2  NOTICE OF MATERIAL DEVELOPMENTS . . . . . . . . . . . . . . . . . 14

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
          4.2.3  BEST EFFORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          4.2.4  PARTICIPATION IN OPERATIONS . . . . . . . . . . . . . . . . . . . 15
     4.3  ADDITIONAL AGREEMENTS OF 3DX . . . . . . . . . . . . . . . . . . . . . . 15
          4.3.1  PROHIBITION OF CERTAIN EMPLOYMENT CONTRACTS. . . . . . . . . . . .16
          4.3.2  PROHIBITION OF CERTAIN LOANS . . . . . . . . . . . . . . . . . . .16
          4.3.3  PROHIBITION OF CERTAIN COMMITMENTS . . . . . . . . . . . . . . . .16
          4.3.4  DISPOSAL OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . .16
          4.3.5  MAINTENANCE OF INSURANCE . . . . . . . . . . . . . . . . . . . . .16
          4.3.6  NO AMENDMENT TO CERTIFICATE OF INCORPORATION, ETC. . . . . . . . .16
          4.3.7  NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES . . . . . . . . . . .16
          4.3.8  PROHIBITION ON DIVIDENDS . . . . . . . . . . . . . . . . . . . . .17
          4.3.9  STOCKHOLDERS' MEETING. . . . . . . . . . . . . . . . . . . . . . .17
          4.3.10 SUPPLEMENTAL FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . .17
          4.3.11 3DX ACQUISITION PROPOSALS. . . . . . . . . . . . . . . . . . . . .17
                 4.3.11.1  NO SOLICITATION. . . . . . . . . . . . . . . . . . . . .17
          4.3.12 PROFESSIONAL SERVICES . . . . . . . . . . . . . . . . . . . . . . 18
     4.4  ADDITIONAL AGREEMENTS OF ESENJAY . . . . . . . . . . . . . . . . . . . . 18
          4.4.1  STOCKHOLDERS' MEETING . . . . . . . . . . . . . . . . . . . . . . 18
          4.4.2  LISTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          4.4.3  APPROVAL AND FILING OF THE CERTIFICATE OF DESIGNATIONS. . . . . . 19
          4.4.4  DIRECTORS AND OFFICERS INSURANCE . . . . . . . . . . . . . . . . .19

ARTICLE V.

     CONDITIONS PRECEDENT TO OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . 19
     5.1  CONDITIONS PRECEDENT TO OBLIGATIONS OF 3DX . . . . . . . . . . . . . . . 19
          5.1.1  REPRESENTATIONS AND WARRANTIES OF ESENJAY TRUE AT EFFECTIVE DATE. 19
          5.1.2  NO MATERIAL LITIGATION . . . . . . . . . . . . . . . . . . . . . .20
          5.1.3  OPINION OF ESENJAY COUNSEL . . . . . . . . . . . . . . . . . . . .20
          5.1.4  STOCKHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . . .20
          5.1.5  CONSENT OF CERTAIN PARTIES IN PRIVITY WITH ESENJAY . . . . . . . .20
          5.1.6  FAIRNESS OPINION . . . . . . . . . . . . . . . . . . . . . . . . .21
     5.2  CONDITIONS PRECEDENT TO OBLIGATIONS OF ESENJAY . . . . . . . . . . . . . 21
          5.2.1  REPRESENTATIONS AND WARRANTIES OF 3DX TRUE AT EFFECTIVE DATE . . .21
          5.2.2  NO MATERIAL LITIGATION . . . . . . . . . . . . . . . . . . . . . .21
          5.2.3  OPINION OF 3DX'S COUNSEL . . . . . . . . . . . . . . . . . . . . .21
          5.2.4  STOCKHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . . .22
          5.2.5  CONSENT OF CERTAIN PARTIES IN PRIVITY WITH 3DX . . . . . . . . . .22
          5.2.6  EMPLOYEES OF 3DX . . . . . . . . . . . . . . . . . . . . . . . . .22
          5.2.7  UNEXERCISED 3DX OPTIONS. . . . . . . . . . . . . . . . . . . . . .22
          5.2.8  WAIVER OF ANTI-DILUTION ADJUSTMENT . . . . . . . . . . . . . . . .22
          5.2.9  VOTING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .23

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
ARTICLE VI.

     TERMINATION AND ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . . . . 23
     6.1  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
          6.1.1  BY MUTUAL CONSENT. . . . . . . . . . . . . . . . . . . . . . . . .23
          6.1.2  BY ESENJAY BECAUSE OF CONDITIONS PRECEDENT . . . . . . . . . . . .23
          6.1.3  BY ESENJAY BECAUSE OF MATERIAL ADVERSE CHANGE. . . . . . . . . . .23
          6.1.4  BY 3DX BECAUSE OF CONDITIONS PRECEDENT . . . . . . . . . . . . . .23
          6.1.5  BY 3DX BECAUSE OF MATERIAL ADVERSE CHANGE. . . . . . . . . . . . .23
          6.1.7  BY ESENJAY OR 3DX BECAUSE OF LEGAL PROCEEDINGS . . . . . . . . . .24
          6.1.8  BY ESENJAY OR 3DX IF MERGER NOT EFFECTIVE BY SEPTEMBER 15, 1999. .24
          6.1.9  BY ESENJAY OR 3DX BECAUSE OF DUE DILIGENCE . . . . . . . . . . . .24
     6.2  TERMINATION BY BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . 24
     6.3  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . 24
     6.4  WAIVER OF CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     6.5  EXPENSE ON TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . 24
          6.5.1  FAILURE TO OBTAIN SHAREHOLDER APPROVAL . . . . . . . . . . . . . .25
          6.5.2  ACCEPTANCE OF SUPERIOR 3DX TRANSACTION PROPOSALS . . . . . . . . .25
          6.5.3  FAILURE TO RECOMMEND TO STOCKHOLDERS OR WITHDRAWAL OF FAIRNESS
                 OPINION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
          6.5.4  PAYMENT OF TRANSACTION EXPENSES OR TERMINATION FEE . . . . . . . .25
          6.5.5  EXCLUSIVE REMEDY . . . . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE VII.

     ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     7.1  INDEMNIFICATION BY 3DX AS TO JOINT PROXY STATEMENT/PROSPECTUS. . . . . . 25
     7.2  INDEMNIFICATION BY ESENJAY AS TO JOINT PROXY STATEMENT/PROSPECTUS. . . . 26

ARTICLE VIII.

     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     8.1. ENTIRETY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     8.2. COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     8.3. NOTICES AND WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     8.4. TERMINATION OF REPRESENTATIONS, WARRANTIES, ETC. . . . . . . . . . . . . 27
     8.5. TABLE OF CONTENTS AND CAPTIONS . . . . . . . . . . . . . . . . . . . . . 27
     8.6. SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . 27
     8.7. SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     8.8. APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     8.9. PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 28

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


                             PLAN AND AGREEMENT OF MERGER


     PLAN AND AGREEMENT OF MERGER, dated as of May 11, 1999, among Esenjay Exploration, Inc., a Delaware corporation ("Esenjay" or the "Surviving Corporation") and 3DX Technologies Inc., a Delaware corporation ("3DX"). Esenjay and 3DX are hereinafter collectively referred to as the "Merging Corporations."

                                 W I T N E S S E T H:

     WHEREAS, Esenjay is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801 and its principal executive office at 500 North Water Street, Suite 1100 S., Corpus Christi, Texas 78471;

     WHEREAS, the authorized capital stock of Esenjay consists of 5,000,000 shares of cumulative convertible preferred stock, $.01 par value, of which at March 31, 1999, no shares were issued or outstanding; and 40,000,000 shares of common stock, par value $.01 per share ("Esenjay Common Stock"), of which at March 31, 1999, 15,784,834 shares were issued and outstanding, and an additional 94,001 shares were reserved for issuance in conjunction with various employee benefit plans, and an additional 1,259,584 shares are issuable on the exercise of various warrant agreements with exercise prices ranging from $7.20 to $21.73 per share; at the same date, no shares of Esenjay Common Stock were held in Esenjay's treasury;

     WHEREAS, 3DX is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at 1013 Centre Road, Wilmington, Delaware 19801 and the principal executive office at 12012 Wickchester, Suite 250, Houston, Texas 77079;

     WHEREAS, the authorized capital stock of 3DX consists of 1,000,000 shares of preferred stock, par value $.01 per share, of which at March 31, 1999 no shares were issued or outstanding; and 20,000,000 shares of common stock, par value $.01 per share (the "3DX Common Stock"), of which at March 31, 1999, 9,685,761 shares were issued and outstanding; at the same date, and an additional 780,944 shares were reserved for issuance in conjunction with various employee benefit plans; at the same date, no shares of 3DX Common Stock were held in 3DX's treasury; and

     WHEREAS, the respective boards of directors of Esenjay and 3DX deem it desirable and in the best interests of their respective corporations and their respective stockholders that 3DX be merged into Esenjay, pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, in exchange for the consideration herein provided, and have proposed, declared advisable, and approved such merger pursuant to this Plan and Agreement of Merger (the "Agreement"), which Agreement has been duly approved by resolutions of the respective boards of directors of Esenjay and 3DX;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to set forth the terms and conditions of the merger, the mode of carrying the same into effect, the manner and basis of converting the presently outstanding shares of 3DX Common Stock into either shares of Esenjay Common Stock or shares of ESNJ-CP Stock (as hereinafter defined), and such other details and provisions as are deemed necessary or proper, the parties hereto agree as follows:

                                      ARTICLE I.

                                        MERGER

     1.1 SURVIVING CORPORATION. Subject to the adoption and approval of this Agreement by the requisite vote of the stockholders of each of the Merging Corporations and to the other conditions hereinafter set forth, Esenjay and 3DX shall be, upon the Effective Date of the merger as defined in Paragraph 1.3 hereof, merged into a single surviving corporation, which shall be Esenjay, one of the Merging Corporations, which shall continue its corporate existence and remain a Delaware corporation governed by and subject to the laws of that state.

     1.2 STOCKHOLDER APPROVAL. This Agreement shall be submitted for adoption and approval by the stockholders of each of the Merging Corporations in accordance with their respective certificates of incorporation and the applicable laws of the State of Delaware at separate meetings called and held for such purpose.

     1.3 EFFECTIVE DATE. The merger shall become effective upon the filing by Esenjay of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 251(c) of the General Corporation Law of the State of Delaware. The date upon which the merger shall become effective is referred to in this Agreement as the "Effective Date."

     1.4  NAME AND CONTINUED CORPORATE EXISTENCE OF SURVIVING CORPORATION.

          1.4.1 NAME AND EXISTENCE. On the Effective Date, the identity, existence, purposes, powers, objects, franchises, rights, and immunities of Esenjay, the surviving corporation of the merger, shall continue unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, objects, franchises, rights, and immunities of 3DX shall be wholly merged into Esenjay, the Surviving Corporation, and Esenjay shall be fully vested therewith. Accordingly, on the Effective Date, the separate existence of 3DX, except insofar as continued by statute, shall cease.

          1.4.2 FEDERAL INCOME TAX TREATMENT OF MERGER. The merger is intended to qualify as and, subject to the requirements of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be characterized as a "reorganization" as defined in Section 368(a)(1)(A) of the Code.

     1.5 DELAWARE LAW GOVERNS AND ESENJAY CERTIFICATE OF INCORPORATION, AS AMENDED AND RESTATED, SURVIVES. The laws of Delaware shall continue to govern the Surviving Corporation. On the Effective Date, the Certificate of Incorporation of Esenjay (the "Certificate of Incorporation") shall be the certificate of incorporation of the Surviving Corporation until further amended in the manner provided by law.

     1.6 BYLAWS OF SURVIVING CORPORATION. Effective as of the Effective Date, the bylaws of Esenjay (the "Bylaws") shall be the bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Certificate of Incorporation and the Bylaws.

     1.7 DIRECTORS OF SURVIVING CORPORATION. The incumbent directors of Esenjay immediately before the Effective Date shall continue to hold their respective positions on the board of directors of the Surviving Corporation from and after the Effective Date, and until their successors are duly elected and qualify in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. In addition to the incumbent directors, C. Eugene Ennis shall become a director on the Effective Date for a term expiring at the annual meeting in the year 2001, and until his successor is duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation; it being understood that Mr. Ennis will be serving as the director that holders of the ESNJ-CP Stock are entitled to elect pursuant to Section 4.2 of the Certificate of Designations of the Series A Convertible Preferred Stock of Esenjay (the "ESNJ-CP Stock") in the form attached hereto as Appendix I ("Certificate of Designations") and as such director, Mr. Ennis' term will terminate immediately upon there being no shares of ESNJ-CP Stock remaining outstanding.

     1.8 OFFICERS OF SURVIVING CORPORATION. The incumbent officers of Esenjay immediately before the Effective Date shall continue to hold their respective offices of the Surviving Corporation from and after the Effective Date, and until their successors are duly elected and qualify in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     1.9 VACANCIES. On or after the Effective Date, if a vacancy shall exist for any reason in the board of directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation.

     1.10 CAPITAL STOCK OF SURVIVING CORPORATION. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Certificate of Incorporation and the Certificate of Designations.

     1.11 CONVERSION OF SECURITIES UPON MERGER.

          1.11.1 GENERAL. The manner and basis of converting the issued and outstanding shares of the capital stock of 3DX into shares of the capital stock of Esenjay shall be as hereinafter set forth in this Paragraph 1.11. The Esenjay Common Stock or ESNJ-CP Stock (defined in Paragraph 1.11.2.2) into which the 3DX Common Stock is converted hereunder is hereinafter referred to collectively as the "Merger Consideration."

          1.11.2 CONVERSION OF 3DX COMMON STOCK. In connection with casting their votes to approve this Agreement and the merger contemplated hereby at the meeting of shareholders of 3DX Common Stock, each holder of 3DX Common Stock will have the option of electing to choose the form of Merger Consideration into which they desire 3DX Common Stock to be converted in the merger. On the Effective Date, at the option of each holder of 3DX Common Stock under the terms and conditions more fully described below:

               1.11.2.1 CONVERSION INTO ESENJAY COMMON STOCK. Each 3.25 shares of 3DX Common Stock then issued and outstanding and held by holders of 3DX Common Stock electing to receive Esenjay Common Stock in the merger under this Paragraph 1.11.2.1, without any action on the part of the holders thereof, shall automatically become and be converted into one fully paid and nonassessable share of registered Esenjay Common Stock; or

               1.11.2.2 CONVERSION INTO PREFERRED STOCK. Each 2.75 shares of 3DX Common Stock then issued and outstanding and held by holders of 3DX Common Stock electing to receive preferred stock in the merger under this Paragraph 1.11.2.2, without any action on the part of the holders thereof, shall automatically become and be converted into one fully paid and nonassessable registered share of ESNJ-CP Stock.

               1.11.2.3 EFFECT OF FAILURE TO ELECT MERGER CONSIDERATION. The shares of 3DX Common Stock held by holders who fail to make an election to receive either Esenjay Common Stock under Paragraph 1.11.2.1 or ESNJ-CP Stock under Paragraph 1.11.2.2 in the merger, without any action on the part of such holders of 3DX Common Stock, shall automatically become and be converted into fully paid and nonassessable shares of registered Esenjay Common Stock under the terms of Paragraph 1.11.2.1.

               1.11.2.4 3DX OPTIONS.   Esenjay shall not either assume 3DX's
          rights and obligations with respect to issued and outstanding 3DX options or substitute Esenjay options for such 3DX options. As a result, under the terms of all currently issued and outstanding 3DX options, all issued and outstanding options to purchase 3DX Common Stock either shall have (i) been exercised to be effective as of or before the Effective Date or (ii) terminated in accordance with their terms as of or immediately prior to the merger contemplated hereby.

          1.11.3    LIMITATION ON ISSUANCE OF ESNJ-CP STOCK.   If, based on the
     election of the holders of 3DX Common Stock under Paragraph 1.11.2.1 and 1.11.2.2, more than 50% of the shares of 3DX Common Stock issued and outstanding on the Effective Date would be converted into ESNJ-CP Stock, then the number of shares of ESNJ-CP Stock issuable as Merger Consideration will be reduced to a number that would result in no more than 50% of the 3DX Common Stock being converted into ESNJ-CP Stock. Under such circumstances, each holder of 3DX Common Stock who has elected to receive ESNJ-CP Stock as Merger Consideration will receive as Merger Consideration a combination of ESNJ-

     CP Stock and Esenjay Common Stock, with each 3DX stockholder electing to receive ESNJ-CP Stock receiving a pro rata portion of the total number of shares of Esenjay Common Stock to be issued under this Paragraph 1.11.3, with such pro rata portion being based upon the ratio of the number of shares of 3DX Common Stock such stockholder has elected to convert to ESNJ-CP Stock to the total number of shares of 3DX Common Stock to be so converted.

          1.11.4 EXCHANGE OF 3DX COMMON STOCK CERTIFICATES. Commencing on the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of 3DX Common Stock may surrender the same to an exchange agent (the "Exchange Agent") designated by Esenjay (which may be Esenjay's transfer agent), and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of Esenjay Common Stock or ESNJ-CP Stock into which the shares of 3DX Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted. However, before surrender, each outstanding certificate representing issued and outstanding 3DX Common Stock shall be deemed, for all purposes, only to evidence ownership of the number of whole shares of Esenjay Common Stock or ESNJ-CP Stock into which such shares have been so converted.

          1.11.5 EXCHANGE PROCEDURES. As soon as practicable after the Effective Date, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately before the Effective Date represented outstanding shares of 3DX Common Stock (the "Certificates") that were converted (the "Converted Shares") into the right to receive shares of Esenjay Common Stock or ESNJ-CP Stock, as applicable (together, the "Esenjay Shares") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Esenjay Shares.
     Upon surrender of a Certificate to the Exchange Agent (or to such other agent or agents as may be appointed prior to the merger by agreement of Esenjay and 3DX), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Esenjay Shares which such holder has the right to receive. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of Esenjay or 3DX, as the case may be, a certificate representing the proper number of Esenjay Shares may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, stolen, mislaid or destroyed, (ii) such bond, security or indemnity as the Surviving Corporation or the Exchange Agent may reasonably require, and
     (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder a certificate representing the number of Esenjay Shares into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted.

     1.12 ESENJAY FRACTIONAL SHARES. No certificates for fractional share interests of Esenjay Common Stock or ESNJ-CP Stock will be issued. All such fractional share interests will be rounded to the nearest whole share of Esenjay Common Stock or ESNJ-CP Stock. If more than one Certificate representing 3DX Common Stock is surrendered by a 3DX stockholder, the number of full shares of Esenjay Common Stock or ESNJ-CP Stock into which such 3DX Common Stock will be converted pursuant to the merger will be computed on the basis of the aggregate number of shares of 3DX Common Stock represented by all such Certificates.

     1.13 3DX'S TRANSFER BOOKS CLOSED. Upon the Effective Date, the stock transfer books of 3DX shall be deemed closed, and no transfer of any certificates theretofore representing shares of 3DX shall thereafter be made or consummated.

     1.14 ASSETS AND LIABILITIES OF MERGING CORPORATIONS BECOME THOSE OF SURVIVING CORPORATION. On the Effective Date, all rights, privileges, powers, immunities, and franchises of each of the Merging Corporations, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to or due to either of the Merging Corporations, shall be taken by and deemed to be transferred to and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, immunities, and franchises, property, debts, choses or things in action, and all and every other interest of each of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger, PROVIDED, HOWEVER, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities, restrictions, obligations, and duties of the respective Merging Corporations, including without limitation all obligations, liabilities and duties as lessee under any existing lease, shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if such debts, liabilities, duties, restrictions and obligations had been incurred or contracted by it. Any action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.

     1.15 CONVEYANCES TO SURVIVING CORPORATION. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, permits, licenses and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Paragraph 1.15 and otherwise carry out the intent and purposes of this Agreement.

     1.16 ACCOUNTING TREATMENT. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

     1.17 UNCLAIMED MERGER CONSIDERATION. Subject to any contrary provision of governing law, all consideration deposited with the Exchange Agent or held by Esenjay for the payment of the consideration into which the outstanding shares of 3DX Common Stock shall have been converted, and remaining unclaimed for one year after the Effective Date, shall be paid or delivered to Esenjay; and the holder of any unexchanged certificate or certificates which before the Effective Date represented shares of 3DX Common Stock shall thereafter look only to Esenjay for exchange or payment thereof upon surrender of such certificate or certificates to Esenjay.

     1.18 DISSENTING STOCKHOLDERS OF 3DX. 3DX (or Esenjay on behalf of 3DX) agrees that, if the merger contemplated hereby becomes effective, it will promptly pay to any dissenting stockholder of 3DX the amount, if any, to which such holder is entitled under the provisions of Section 262 of the Delaware General Corporation Law, PROVIDED such dissenter acts in strict compliance with such provisions.

                                     ARTICLE II.

                            REPRESENTATIONS AND WARRANTIES
                                        OF 3DX

     2.1 REPRESENTATIONS AND WARRANTIES OF 3DX. 3DX represents and warrants as follows:

          2.1.1 ORGANIZATION AND STANDING. 3DX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of 3DX.

          2.1.2 AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS. Upon approval of this Agreement by the shareholders of 3DX, the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of 3DX, and this Agreement will be a valid and binding obligation of 3DX enforceable against 3DX (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. At the Effective Date, the consummation of the merger contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the certificate of incorporation or bylaws of 3DX or
     (ii) except as set forth on SCHEDULE 2.1.2, any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which 3DX or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as would not result in any material adverse change in the financial condition, properties or businesses of 3DX and its subsidiaries taken as a whole.

          2.1.3 CAPITALIZATION. The authorized capitalization of 3DX consists of 1,000,000 shares of preferred stock, $.01 par value, of which at March 31, 1999 no shares were issued or outstanding; and 20,000,000 shares of common stock, par value $.01 per share, of which at March 31, 1999, 9,685,761 shares were issued and outstanding; at the same date, and an additional 780,944 shares were reserved for issuance in conjunction with various employee benefit plans; at the same date, no shares of 3DX Common Stock were held in 3DX's treasury. Other than as disclosed in the 3DX Report (defined below), there exist no outstanding options, subscriptions, warrants, calls, or similar commitments to purchase, issue or sell or to convert any securities or obligations into any of the authorized or issued capital stock of 3DX or any securities or obligations convertible into or exchangeable for such capital stock. Under the terms of all currently issued and outstanding 3DX employee stock options, all issued and outstanding options to purchase 3DX Common Stock either will have (i) been exercised to be effective as of or before the Effective Date or
     (ii) terminated in accordance with their terms as of or immediately prior to the merger.

          2.1.4 REPORTS AND FINANCIAL STATEMENTS. 3DX has previously made available to Esenjay true and complete copies of (i) all annual reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1996, (ii) 3DX's annual, quarterly and other reports filed with the Commission since December 31, 1998, (iii) all definitive proxy solicitation materials filed with the Commission since December 31, 1996 and (iv) any registration statements (other than those relating to employee benefit plans) declared effective by the Commission since December 31, 1996. All of the foregoing items are listed in SCHEDULE 2.1.4. The consolidated financial statements of 3DX's most recent report on Form 10-K (the "3DX Report") were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position for 3DX and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended; and the 3DX Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1996, 3DX has filed with the Commission all material reports, registration statements and other material filings required to be filed with the Commission under the rules and regulations of the Commission.

          2.1.5 LIABILITIES. 3DX does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of 3DX, other than those (i) reflected or reserved against in the December 31, 1998 audited consolidated balance sheet of 3DX, (ii) incurred in the ordinary course of business since December 31, 1998, (iii) disclosed in 3DX's filings with the Commission (as set forth on SCHEDULE 2.1.4), or (iv) set forth on SCHEDULE 2.1.5 hereto.

          2.1.6 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in SCHEDULE 2.1.6 hereto, other than as a result of the transactions contemplated by this Agreement, since December 31, 1998, there has not been:

               2.1.6.1 FINANCIAL CHANGE. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of 3DX;

               2.1.6.2 PROPERTY DAMAGE. Any material damage, destruction, or loss to the business or properties of 3DX (whether or not covered by insurance);

               2.1.6.3 DIVIDENDS. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the 3DX Common Stock, or any direct or indirect redemption, purchase or any other acquisition by 3DX of any such stock;

               2.1.6.4 CAPITALIZATION CHANGE. Any change in the capital stock or in the number of shares or classes of 3DX's authorized or outstanding capital stock as described in Paragraph 2.1.3;

               2.1.6.5 LABOR DISPUTES. Any labor dispute (other than routine grievances); or

               2.1.6.6 OTHER MATERIAL CHANGES. Any other event or condition particularly pertaining to and adversely affecting the operations, assets or business of 3DX (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a material adverse change.

          2.1.7 COMPLIANCE WITH OTHER LAWS. 3DX is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, do not and are not expected to result in a material adverse change in the financial condition, properties or business of 3DX.

          2.1.8 FINDER'S FEE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by 3DX and its counsel directly with Esenjay and its counsel, without the intervention of any other person as the result of any act of 3DX, and so far as is known to 3DX, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

          2.1.9 INVESTIGATIONS; LITIGATION. No investigation or review by any governmental entity with respect to 3DX or any of the transactions contemplated by this Agreement is pending or, to the best of 3DX's knowledge, threatened, nor has any governmental entity indicated to 3DX an intention to conduct the same. There is no action, suit or proceeding pending or, to the best of 3DX's knowledge, threatened against or affecting 3DX at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or businesses of 3DX.


                                     ARTICLE III.

                            REPRESENTATIONS AND WARRANTIES
                                      OF ESENJAY

     3.1 REPRESENTATIONS AND WARRANTIES OF ESENJAY. Esenjay represents and warrants as follows:

          3.1.1 ORGANIZATION AND STANDING. Esenjay is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of Esenjay.

          3.1.2 AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS. Upon approval of this Agreement by the stockholders of Esenjay, the issuance of the Esenjay Common Stock and ESNJ-CP Stock and the consummation of the transactions contemplated hereby, will have been duly and validly authorized by all necessary corporate action on the part of Esenjay, and this Agreement will be a valid and binding obligation of Esenjay enforceable against Esenjay (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. On the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, the Certificate of

     Designations will be a valid and binding obligation of Esenjay enforceable against Esenjay (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. At the Effective Date, the consummation of the merger contemplated by this Agreement, the filing of the Certificate of Designations and the issuance of the Esenjay Common Stock and ESNJ-CP Stock will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under
     (i) the certificate of incorporation or bylaws of Esenjay or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Esenjay or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as would not result in any material adverse change in the financial condition, properties or businesses of Esenjay and its subsidiaries taken as a whole.

          3.1.3 CAPITALIZATION. The authorized capitalization of Esenjay consists of 5,000,000 authorized shares of cumulative convertible preferred stock, $.01 par value, of which no shares were issued and outstanding as of March 31, 1999; and 40,000,000 shares of common stock, par value $.01 per share, of which at March 26, 1999, 15,784,834 shares were issued and outstanding; at the same date, and an additional 94,001 shares were reserved for issuance in conjunction with various employee benefit plans, and an additional 1,259,584 shares are issuable on the exercise of various warrant agreements with exercise prices ranging from $7.20 to $21.73 per share; at the same date, no shares of Esenjay Common Stock were held in Esenjay's treasury. Other than as set forth above or in the Esenjay Report (defined below), there exist no outstanding options, subscriptions, warrants, calls, or similar commitments to purchase, issue or sell or to convert any securities or obligations into any of the authorized or issued capital stock of Esenjay or any securities or obligations convertible into or exchangeable for such capital stock. At the Effective Date, sufficient shares of ESNJ-CP Stock will be designated pursuant to the Certificate of Designations, the shares of ESNJ-CP Stock to be issued in the merger contemplated hereby will be duly authorized, validly issued, fully paid, and non-assessable, and sufficient shares of Esenjay Common Stock will be reserved for issuance upon conversion of the ESNJ-CP.

          3.1.4 REPORTS AND FINANCIAL STATEMENTS. Esenjay has previously made available to 3DX true and complete copies of (i) all annual reports filed with the Commission pursuant to the Exchange Act since December 31, 1996,
     (ii) Esenjay's annual, quarterly and other reports filed with the Commission since December 31, 1998, (iii) all definitive proxy solicitation materials filed with the Commission since December 31, 1996 and (iv) any registration statements (other than those relating to employee benefit plans) declared effective by the Commission since December 31, 1996. All of the foregoing items are listed in SCHEDULE 3.1.4. The consolidated financial statements of Esenjay's most recent report on Form 10-K (the "Esenjay Report") were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position for Esenjay and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended; and the Esenjay Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1996, Esenjay has filed with the Commission all material reports, registration statements and other material filings required to be filed with the Commission under the rules and regulations of the Commission.

          3.1.5 LIABILITIES. Esenjay does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of Esenjay, other than those (i) reflected or reserved against in the December 31, 1998 audited consolidated balance sheet of Esenjay,
     (ii) incurred in the ordinary course of business since December 31, 1998,
     (iii) disclosed in Esenjay's filings with the Commission (as set forth on SCHEDULE 3.1.4), or (iv) set forth on SCHEDULE 3.1.5 hereto.

          3.1.6   ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth in
     SCHEDULE 3.1.6. hereto, other than as a result of the transactions contemplated by this Agreement, since December 31, 1998, there has not been:

               3.1.6.1 FINANCIAL CHANGE. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of Esenjay;

               3.1.6.2 PROPERTY DAMAGE. Any material damage, destruction, or loss to the business or properties of Esenjay (whether or not covered by insurance);

               3.1.6.3 DIVIDENDS. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the common stock of Esenjay, or any direct or indirect redemption, purchase or any other acquisition by Esenjay of any such stock;

               3.1.6.4 CAPITALIZATION CHANGE. Any change in the capital stock or in the number of shares or classes of Esenjay's authorized or outstanding capital stock as described in Paragraph 3.1.3;

               3.1.6.5 LABOR DISPUTES. Any labor dispute (other than routine grievances); or

               3.1.6.6 OTHER MATERIAL CHANGES. Any other event or condition known to Esenjay particularly pertaining to and adversely affecting the operations, assets or business of Esenjay (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a material adverse change.

          3.1.7 COMPLIANCE WITH OTHER LAWS. Esenjay is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, do not and are not expected to result in a material adverse change in the financial condition, properties or business of Esenjay.

          3.1.8 FINDER'S FEE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Esenjay and its counsel directly with 3DX and its counsel, without the intervention of any other person as the result of any act of Esenjay, and so far as is known to Esenjay, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

          3.1.9 INVESTIGATIONS; LITIGATION. No investigation or review by any governmental entity with respect to Esenjay or any of the transactions contemplated by this Agreement is pending or, to the best of Esenjay's knowledge, threatened, nor has any governmental entity indicated to Esenjay an intention to conduct the same. There is no action, suit or proceeding pending or, to the best of Esenjay's knowledge, threatened against or affecting Esenjay at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or businesses of Esenjay.

          3.1.10 NO REQUIRED REDEMPTION OF ESNJ-CP STOCK. There are no plans, arrangements, or agreements that effectively require or are intended to compel Esenjay to redeem the ESNJ-CP Stock pursuant to Section 5.1 of the Certificate of Designations.


                                     ARTICLE IV.

                          OBLIGATIONS PENDING EFFECTIVE DATE

     4.1 AGREEMENTS OF ESENJAY AND 3DX. Each of Esenjay and 3DX agrees that from the date hereof to the Effective Date, it will:

          4.1.1 MAINTENANCE OF PRESENT BUSINESS. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it;

          4.1.2 MAINTENANCE OF PROPERTIES. At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

          4.1.3 MAINTENANCE OF BOOKS AND RECORDS. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

          4.1.4 COMPLIANCE WITH LAW. Duly comply in all material respects with all laws applicable to it and to the conduct of its business; and

          4.1.5 INSPECTION OF EACH MERGING CORPORATION. Permit the other party hereto, and their officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement. Esenjay and 3DX each agrees that it and its officers and representatives shall hold all data and information obtained with respect to the other party hereto in confidence and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge.

     4.2 ADDITIONAL AGREEMENTS OF ESENJAY AND 3DX. Esenjay and 3DX agree to take the following actions after the date hereof:

          4.2.1 JOINT PROXY STATEMENT/PROSPECTUS. Esenjay and 3DX will cooperate in the preparation and filing with the Commission of a registration statement on Form S-4 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the Merger Consideration to be issued pursuant to the merger and the Esenjay Common Stock and ESNJ-CP Stock issuable upon conversion thereof, which Registration Statement shall contain a Joint Proxy Statement/Prospectus to be mailed by Esenjay and 3DX to their respective shareholders in connection the vote of such shareholders with respect to the merger. Each of Esenjay and 3DX shall use all reasonable efforts to have the Joint Proxy Statement/Prospectus cleared by the Commission.

          4.2.2 NOTICE OF MATERIAL DEVELOPMENTS. Each of Esenjay and 3DX will promptly notify the other party in writing of any "material adverse change" in, or any changes which, in the aggregate, could result in a "material adverse change" in, the consolidated financial condition, business or affairs of such party, whether or not occurring in the ordinary course of business. As used in this Agreement, the term "material adverse change" means any change, event, circumstance or condition (collectively, a "Change") which when considered with all other Changes would reasonably be expected to result in a "loss" having the effect of so fundamentally adversely affecting the business or financial prospects of Esenjay or 3DX, as the case may be, that the benefits reasonably expected to be obtained by such party as a result of the merger contemplated by this Agreement would be jeopardized with relative certainty. The term "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, loss of income, liabilities, fines, penalties, costs and expenses paid or incurred or more likely than not to be paid or incurred, or diminutions in value of any kind or character (whether or not known or unknown, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are more likely than not to occur, including without limitation penalties, interest on any amount payable to a third party as a result of the foregoing and any legal or other expenses reasonably incurred or more likely than not to be incurred in connection with investigating or defending any demands, claims, actions or causes of action that, if adversely determined, would likely result in losses, and all amounts paid in settlement of claims or actions; PROVIDED, HOWEVER, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such losses (after taking into account any costs incurred in obtaining such proceeds and any increase in insurance premiums as a result of a claim with respect to such proceeds). In no event shall a change in the trading price of either the Esenjay Common Stock or the 3DX Common Stock between the date hereof and the Effective Date, in and of itself, constitute a material adverse change. The term "loss" shall not include losses reported on financial statements prepared in accordance with GAAP that are consistent with prior reported earnings.

          4.2.3 BEST EFFORTS. Upon the terms and subject to the conditions hereof, and subject to the provisions of Section 4.3.11, the parties hereto agree to use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and to cooperate in connection with the foregoing, including using reasonable best efforts (i) to obtain any necessary waivers, consents and approvals from other parties to material notes, licenses, agreements, and other instruments and obligations; (ii) to obtain any material consents, approvals, authorizations and permits required to be obtained under any federal, state or local statute, rule or regulation; (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) promptly to effect all necessary filings and notifications. In addition, 3DX agrees to use its reasonable best efforts to obtain a written confirmation of the oral fairness opinion it has received from an independent investment advisor/banker (the "Fairness Opinion") that, as of the date of such opinion, this Agreement and the exchange ratio in the merger are fair, from a financial point of view, to the holders of 3DX Common Stock. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Surviving Corporation on behalf of 3DX and Esenjay shall take all such action.

          4.2.4 PARTICIPATION IN OPERATIONS. If 3DX receives a notice of proposed operations in connection with a working interest or oil and gas leases in one of its projects, 3DX will promptly deliver to Esenjay a copy of the notice of the proposed operation, along with a written notice informing Esenjay whether 3DX intends to participate in the proposed operation. If 3DX does not intend to participate in the proposed operation, and Esenjay gives 3DX written notice that it desires to participate in the proposed operation, then 3DX will use its best efforts to arrange for Esenjay to participate at Esenjay's expense in such operation to the same extent that 3DX would be entitled to participate.

     4.3 ADDITIONAL AGREEMENTS OF 3DX. 3DX agrees that from the date hereof to the Effective Date, it will:

          4.3.1 PROHIBITION OF CERTAIN EMPLOYMENT CONTRACTS. Not enter into any contracts of employment which (i) cannot be terminated on notice of 14 days or less or (ii) provide for any severance payments or benefits covering a period beyond the termination date (other than those that Esenjay has previously approved) except as may be required by law;

          4.3.2 PROHIBITION OF CERTAIN LOANS. Not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) other borrowings incurred in the ordinary course of business to finance normal operations or (v) as is otherwise agreed to in writing by Esenjay;

          4.3.3 PROHIBITION OF CERTAIN COMMITMENTS. Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $250,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law or (iii) as is otherwise agreed to in writing by Esenjay;

          4.3.4 DISPOSAL OF ASSETS. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as is otherwise agreed to in writing by Esenjay;

          4.3.5 MAINTENANCE OF INSURANCE. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it, which insurance may be added to from time to time in its discretion; PROVIDED, that if during the period from the date hereof to and including the Effective Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of Esenjay and 3DX under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductible, if of material significance to the assets or operations of 3DX) but it shall promptly notify Esenjay in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by Esenjay, and upon the Effective Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Surviving Corporation;

          4.3.6    NO AMENDMENT TO CERTIFICATE OF INCORPORATION, ETC.   Not
     amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

          4.3.7 NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES. Except as set forth on SCHEDULE 4.3.7, not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

          4.3.8 PROHIBITION ON DIVIDENDS. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

          4.3.9 STOCKHOLDERS' MEETING. Promptly call and hold a meeting of stockholders for the purpose of considering and acting upon proposals to approve the merger contemplated by this Agreement;

          4.3.10 SUPPLEMENTAL FINANCIAL STATEMENTS. Deliver to Esenjay, within 45 days after the end of each fiscal quarter of 3DX beginning January 1, 1999 and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of 3DX, and as of the corresponding fiscal quarter of the previous fiscal year. 3DX hereby represents and warrants that such unaudited consolidated financial statement shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements,
     (ii) present fairly the financial condition of 3DX as at the dates indicated and the results of operations for the respective periods indicated (iii) shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which 3DX considers necessary for a fair presentation of its results for each respective fiscal period.


          4.3.11   3DX ACQUISITION PROPOSALS.  Not directly or indirectly:

               4.3.11.1 NO SOLICITATION. Authorize or permit any of its respective agents to: (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, 3DX or any merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving 3DX (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger contemplated by this Agreement (collectively, "3DX Transaction Proposals") or agree to or endorse any 3DX Transaction Proposal or
          (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to another person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, an effort or attempt by any other person to do or seek any of the foregoing, PROVIDED, HOWEVER, that the foregoing clauses (i) and (ii) shall not prohibit 3DX from (A) furnishing information pursuant to an appropriate confidentiality letter concerning 3DX and its business, properties or assets to a third party who has made a Superior 3DX Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party who has made a Superior 3DX Transaction Proposal or (C) following receipt of a Superior 3DX Transaction Proposal, taking and disclosing to its shareholders a position with respect thereto or changing the recommendation by 3DX's board of directors for the vote of 3DX's shareholders in favor of this Agreement or the merger contemplated hereby, but in each case referred to in the foregoing clauses (A) through (C) only after the board of directors of 3DX concludes in good faith following advice of its outside counsel that such action is reasonably necessary for the board of directors of 3DX to comply with its fiduciary obligations to stockholders under applicable law. If the board of directors of 3DX receives an 3DX Transaction Proposal, then 3DX shall immediately inform Esenjay of the terms and conditions of such proposal and the identity of the person making it and shall keep Esenjay fully informed of the status and details of any such 3DX Transaction Proposal and of all steps it is taking in response to such 3DX Transaction Proposal; PROVIDED THAT nothing contained in this Paragraph 4.3.11.1 shall prohibit 3DX or its board of directors from making such disclosure to 3DX's stockholders which, in the good faith judgment of 3DX's board of directors, may be required under applicable law. In the event that 3DX receives either a 3DX Transaction Proposal or a Superior 3DX Transaction Proposal, 3DX shall have 5 business days from the date of receipt of such proposal to evaluate the proposal and determine whether it will accept or reject the proposal. For purposes of this Agreement, the term "Superior 3DX Transaction Proposal" shall mean a BONA FIDE 3DX Transaction Proposal that the board of directors of 3DX determines in good faith after consultation with (and based in part on the advice of) its independent financial advisors clearly and unambiguously to be more favorable to 3DX's stockholders than the merger contemplated by this Agreement, is reasonably capable of being financed and is not subject to any material contingencies relating to financing.

          4.3.12 PROFESSIONAL SERVICES. Effective upon the execution of this Agreement, and until such time as the merger contemplated hereby has been consummated or the Agreement has been terminated pursuant to the provisions of Article VI hereof, 3DX shall make available, at the request of Esenjay, professional services of the professional geophysicists and reservoir engineers of 3DX to perform services for the account of Esenjay up to ten person days per week (a "person day" being equal to one full day's services from one professional employee). In the event the merger contemplated hereby is terminated pursuant to the termination provisions of Article VI, Esenjay agrees to pay 3DX for services rendered pursuant to this paragraph at a rate of $400.00 per person day plus reasonable expenses.

     4.4 ADDITIONAL AGREEMENTS OF ESENJAY. Esenjay agrees that from the date hereof to the Effective Date, it will:

          4.4.1 STOCKHOLDERS' MEETING. Promptly call and hold a meeting of stockholders for the purpose of considering and acting upon proposals to
     (i) approve the merger contemplated
     by this Agreement, (ii) nominate C. Eugene Ennis to be elected to Esenjay's board of directors as provided in Paragraph 1.7, and (iii) authorize the issuance of the Esenjay Common Stock and ESNJ-CP Stock to be issued to 3DX stockholders as described in Paragraph 1.11 above and APPENDIX I;

          4.4.2 LISTING. Take such steps as are required to accomplish, as of the Effective Date, the quotation of the shares of Esenjay Common Stock to be issued pursuant to this Agreement on the NASDAQ Small-Cap Market and the posting on the NASDAQ Bulletin Board System of the shares of ESNJ-CP Stock to be issued pursuant to this Agreement;

          4.4.3 APPROVAL AND FILING OF THE CERTIFICATE OF DESIGNATIONS. Take all necessary steps to designate ESNJ-CP Stock as a series of its preferred stock pursuant to the Certificate of Designations, including without limitation, filing the Certificate of Designations with the Secretary of State of Delaware.

          4.4.4 DIRECTORS AND OFFICERS INSURANCE. At or prior to the Effective Date, Esenjay will either (i) provide evidence to 3DX that Esenjay has added directors and officers coverage for the present officers and directors of 3DX in respect to claims made for acts and/or omissions prior to the Effective Date, which coverage shall be the same as, or equivalent to, the coverage then in existence and provided to the directors and officers of Esenjay, or (ii) provide written consent to 3DX for 3DX to spend up to an amount equal to $94,000.00 to pay for an extension of 3DX's current directors and officers insurance policy such that claims made after the Effective Date for acts and/or omissions prior to the Effective Date will be covered after the Effective Date. In the event Esenjay elects the option set forth in (i) above, it agrees that it will provide directors and officers insurance coverage for the present officers and directors of 3DX the same as, or equivalent to, coverage it maintains for Esenjay's directors and officers through at least July 31, 2002.

                                      ARTICLE V.

                         CONDITIONS PRECEDENT TO OBLIGATIONS

     5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF 3DX. The obligations of 3DX to consummate and effect the merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by 3DX in the manner contemplated by Paragraph 6.4 before the Effective Date:

          5.1.1 REPRESENTATIONS AND WARRANTIES OF ESENJAY TRUE AT EFFECTIVE DATE. The representations and warranties of Esenjay herein contained shall be, in all material respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Esenjay shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by Esenjay before the Effective Date; and Esenjay shall have delivered to 3DX a certificate, dated the Effective Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and its secretary, to both such effects.

          5.1.2 NO MATERIAL LITIGATION. No suit, action, or other proceeding shall be pending, or to Esenjay's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the merger contemplated hereby or which might result in a material adverse change in the value of the consolidated assets and business of Esenjay.

          5.1.3 OPINION OF ESENJAY COUNSEL. 3DX shall have received a favorable opinion, dated as of the Effective Date, from Porter & Hedges, L.L.P., counsel for Esenjay, in form and substance satisfactory to 3DX, to the effect that (i) Esenjay has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) all corporate proceedings required to be taken by or on the part of Esenjay to authorize the execution of this Agreement and the implementation of the merger contemplated hereby have been taken; (iii) the shares of Esenjay Common Stock and ESNJ-CP Stock that are to be delivered in accordance with this Agreement will, when issued, be validly issued, fully paid and nonassessable outstanding securities of Esenjay; (iv) this Agreement and the Certificate of Designations have been duly executed and delivered by, and are the legal, valid and binding obligation of Esenjay and are enforceable against Esenjay in accordance with their respective terms, except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally and except that no opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement; and (v) except as specified by such counsel (such exceptions to be acceptable to 3DX) such counsel does not know of any material litigation, proceedings, or governmental investigation pending or threatened against or relating to Esenjay, any of its subsidiaries, or their respective properties or businesses in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated by this Agreement. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of Esenjay as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to 3DX, as to matters other than federal or Texas law.

          5.1.4 STOCKHOLDER APPROVAL. The approval of a majority of the stockholders of 3DX of the merger contemplated by this Agreement, and such approval shall not have been amended, modified or rescinded on or before the Effective Date.

          5.1.5 CONSENT OF CERTAIN PARTIES IN PRIVITY WITH ESENJAY. The holders of any material indebtedness of Esenjay, the lessors of any material property leased by Esenjay, and the other parties to any other material agreements to which Esenjay is a party shall, when and to the extent required, have consented to the merger contemplated hereby.

          5.1.6 FAIRNESS OPINION. 3DX shall have received, orally before the execution of this Agreement and in writing before the filing of the Registration Statement described in Section 4.2.1, the Fairness Opinion described in Paragraph 4.2.3, and such Fairness Opinion shall be in full force and effect without amendment on the Effective Date.

          5.1.7 VOTING AGREEMENT. Concurrently with the execution of this Agreement (i) Esenjay's controlling shareholders, Esenjay Petroleum Corporation ("EPC") and Aspect Resources LLC ("Aspect"), shall have entered into a voting agreement (the "Esenjay Voting Agreement") that at Esenjay's stockholders meeting, any adjournment thereof or any other meeting of the holders of Esenjay common stock, however called, or in connection with any written consent of the holders of voting capital stock of Esenjay, they shall vote, or cause to be voted, all the shares of Esenjay common stock beneficially owned or controlled by such stockholder (a) in favor of the merger, the execution and delivery by Esenjay of this agreement and the approval of the terms of each of the other actions contemplated by this Agreement and any actions required in furtherance thereof and hereof; (b) for the related issuance of the Esenjay Common Stock and ESNJ-CP Stock; (c) for the election of C. Eugene Ennis, or such other qualified person nominated by 3DX, to serve on the board of directors of Esenjay; and (d) against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the merger and the transactions contemplated by this Agreement; and
     (ii) the Esenjay Voting Agreement will be in full force and effect as of the Effective Date.

     5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF ESENJAY. The obligations of Esenjay to consummate and effect the merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Esenjay in the manner contemplated by Paragraph 6.4 before the Effective Date or closing date.

          5.2.1 REPRESENTATIONS AND WARRANTIES OF 3DX TRUE AT EFFECTIVE DATE. The representations and warranties of 3DX herein contained shall be, in all material respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; 3DX shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by it before the Effective Date; and 3DX shall have delivered to Esenjay a certificate, dated the Effective Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and by its secretary to both such effects.

          5.2.2 NO MATERIAL LITIGATION. No suit, action, or other proceeding shall be pending, or to 3DX's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the merger contemplated hereby or which might result in a material adverse change in the value of the assets and business of 3DX.

          5.2.3 OPINION OF 3DX'S COUNSEL. Esenjay shall have received a favorable opinion, dated the Effective Date, from Gardere, Wynne, Sewell & Riggs, L.L.P., counsel to 3DX, in form and substance satisfactory to Esenjay, to the effect that (i)
     3DX has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) all corporate or other proceedings required to be taken by or on the part of 3DX to authorize the execution of this Agreement and the implementation of the merger contemplated hereby have been taken; (iii) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of 3DX and is enforceable against 3DX in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally and except that no opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement; and (iv) except as specified by such counsel (such exceptions to be acceptable to Esenjay) such counsel does not know of any material litigation, proceedings or governmental investigation, pending or threatened against or relating to 3DX or its properties or businesses in which it is sought to restrain, prohibit or otherwise affect consummation of the transactions contemplated by this Agreement. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of 3DX as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Esenjay, as to matters other than federal or Texas law.

          5.2.4 STOCKHOLDER APPROVAL. At the meeting of stockholders of Esenjay to be held before the Effective Date, the holders of the requisite majority of the outstanding shares of Esenjay Common Stock shall have approved the merger contemplated by this Agreement.

          5.2.5 CONSENT OF CERTAIN PARTIES IN PRIVITY WITH 3DX. The holders of any material indebtedness of 3DX, the lessors of any material property leased by 3DX, and the other parties to any other material agreements to which 3DX is a party shall, when and to the extent required, have consented to the merger contemplated hereby; PROVIDED, HOWEVER that the consent of 3DX's lender under its $750,000 term loan shall not be required if the terms of such term loan are not amended before the Effective Date.

          5.2.6 EMPLOYEES OF 3DX. Esenjay will make employment offers to all, or substantially all, of 3DX's technical staff. However, acceptance of such employment offer by the 3DX technical staff is not a condition precedent to this Agreement.

          5.2.7 UNEXERCISED 3DX OPTIONS. All issued and outstanding options to purchase 3DX Common Stock shall have (i) been exercised to be effective as of or before the Effective Date or (ii) terminated in accordance with their terms as of or immediately prior to the merger contemplated hereby.

          5.2.8 WAIVER OF ANTI-DILUTION ADJUSTMENT. All persons entitled to receive, as a result of the transactions contemplated hereby, issuance of 3DX Common Stock after the date hereof pursuant to the provisions of
     Section 1.3 of the Common Stock Subscription Agreement, dated as of June 3, 1998, among 3DX and the other parties thereto will have waived all of their rights to receive such 3DX Common Stock.

          5.2.9 VOTING AGREEMENT. Concurrently with the execution of this Agreement (i) each of 3DX's officers and directors who own, vote or represent the owners of 3DX Common Stock (the "3DX Stockholders") shall enter into a voting agreement (the "3DX Voting Agreements") that at 3DX's stockholders' meeting, any adjournment thereof or any other meeting of the holders of 3DX Common Stock, however called, or in connection with any written consent of the holders of voting capital stock of 3DX, such 3DX Stockholders shall vote or cause to be voted all of the shares of 3DX Common Stock beneficially owned or controlled by them (a) in favor of the merger, the execution and delivery by 3DX of this Agreement and the approval of the terms of each of the other actions contemplated by this Agreement and any actions required in furtherance thereof and hereof; and
     (b) against any other action that is intended or could reasonably be expected to impede, interfere with, delay, postpone, or materially adversely affect the merger and the transactions contemplated by this Agreement; and (ii) the 3DX Voting Agreements will be in full force and effect as of the Effective Date. SCHEDULE 5.2.9 lists each such officer and director entering into a 3DX Voting Agreement and the number of shares of 3DX Common Stock bound by such agreement.


                                     ARTICLE VI.

                             TERMINATION AND ABANDONMENT

     6.1 TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the merger contemplated hereby abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of 3DX or Esenjay) before the Effective Date:

          6.1.1     BY MUTUAL CONSENT.  By mutual consent of Esenjay and 3DX.

          6.1.2 BY ESENJAY BECAUSE OF CONDITIONS PRECEDENT. By Esenjay, if any condition set forth in Paragraph 5.2 hereof has not been met and has not been waived.

          6.1.3 BY ESENJAY BECAUSE OF MATERIAL ADVERSE CHANGE. By Esenjay, if there has been a material adverse change in the financial condition or business of 3DX since the date of financial statements contained in the most recent Report referred to in Paragraph 2.1.4 filed with the Commission under the Exchange Act.

          6.1.4 BY 3DX BECAUSE OF CONDITIONS PRECEDENT. By 3DX, if any condition set forth in Paragraph 5.1 hereof has not been met and has not been waived.

          6.1.5 BY 3DX BECAUSE OF MATERIAL ADVERSE CHANGE. By 3DX, if there has been a material adverse change in the financial condition or business of Esenjay since the date of the financial statements contained in the most recent Report referred to in Paragraph 3.1.4 filed with the Commission under the Exchange Act.

          6.1.6 By 3DX DUE TO A SUPERIOR 3DX TRANSACTION PROPOSAL. By 3DX if, before the Effective Date, 3DX's stockholders or board of directors shall have withdrawn or modified in a manner adverse to Esenjay their approval of this Agreement or the merger contemplated hereby.

          6.1.7 BY ESENJAY OR 3DX BECAUSE OF LEGAL PROCEEDINGS. By either Esenjay or 3DX if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the merger contemplated hereby.

          6.1.8 BY ESENJAY OR 3DX IF MERGER NOT EFFECTIVE BY SEPTEMBER 15, 1999. By either Esenjay or 3DX, if the merger shall not have become effective on or before September 15, 1999.

          6.1.9 BY ESENJAY OR 3DX BECAUSE OF DUE DILIGENCE. By Esenjay or 3DX if in the course of completing their inspections pursuant to Paragraph 4.1.5., information is discovered that would constitute a material adverse change as that term is defined in Paragraph 4.2.2. Esenjay and 3DX shall have until 20 calendar days after the execution date of this Agreement (the "Due Diligence Deadline") to complete their due diligence inspections.

     6.2 TERMINATION BY BOARD OF DIRECTORS. An election of Esenjay to terminate this Agreement and abandon the merger as provided in Paragraph 6.1 shall be exercised on behalf of Esenjay by its board of directors. An election of 3DX to terminate this Agreement and abandon the merger as provided in Paragraph 6.1 shall be exercised on behalf of 3DX by its board of directors.

     6.3 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Paragraph 6.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except as otherwise provided in this Agreement; PROVIDED, HOWEVER, that no party hereto shall waive any term or condition hereof, unless in the judgment of the board of directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the stockholders of its corporation.

     6.4 WAIVER OF CONDITIONS. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors, the executive committee of its board of directors, or its chief executive officer.

     6.5  EXPENSE ON TERMINATION.   Except as provided in Sections 6.5.1 through
6.5.5, if the merger contemplated hereby is abandoned pursuant to and in accordance with the provisions of Paragraph 6.1 hereof, all expenses will be paid by the party incurring them.

          6.5.1 FAILURE TO OBTAIN SHAREHOLDER APPROVAL. If 3DX abandons this Agreement due to its failure to obtain the requisite approval of a majority of its shareholders, then 3DX shall pay all of Esenjay's reasonable costs and expenses, including legal fees and expenses, costs and expenses Esenjay incurs in connection with any fairness opinion it receives from an independent third party with respect to the transactions contemplated by this Agreement, and other out-of-pocket expenses incurred in connection with the negotiation and implementation of this Agreement (collectively, "Transaction Expenses") plus a termination fee equal to $250,000 (the "Termination Fee").

          6.5.2 ACCEPTANCE OF SUPERIOR 3DX TRANSACTION PROPOSALS. If (i) (A) this Agreement is terminated by 3DX pursuant to Paragraph 6.1.6 hereof or
     (B) 3DX shall violate the covenant set forth in Paragraph 4.3.11.1 hereof, 3DX shall pay to Esenjay the Termination Fee plus Esenjay's Transaction Expenses.

          6.5.3 FAILURE TO RECOMMEND TO STOCKHOLDERS OR WITHDRAWAL OF FAIRNESS OPINION. If 3DX modifies or withdraws its board of directors' recommendation or stockholders' vote in favor of the transactions contemplated by this Agreement or if 3DX abandons this Agreement because the Fairness Opinion has been withdrawn after issuance, 3DX will pay all of Esenjay's Transaction Expenses plus the Termination Fee.

          6.5.4 PAYMENT OF TRANSACTION EXPENSES OR TERMINATION FEE. 3DX agrees that the Termination Fee plus Esenjay's Transaction Expenses is a reasonable determination, in light of the uncertainty and difficulty of ascertaining the exact amount thereof, of the loss that Esenjay would actually sustain in respect of one of the events described in Paragraph
     6.5.1 and Paragraph 6.5.2. Any party required to pay Transaction Expenses and/or a Termination Fee pursuant to this Section 6.5 shall pay such Transaction Expenses and/or Termination Fee to the party entitled thereto by wire transfer in immediately available funds promptly, but in no event later than two business days after the date of the abandonment or termination.

          6.5.5 EXCLUSIVE REMEDY. The payment of Transaction Expenses and the Termination Fee shall be the sole remedy of any party hereto in connection with the abandonment of this Agreement by the other party in any of the circumstances described in this Section 6.5. Nothing in this
     Section 6.5 limits any party's rights to indemnification under Article 7 of this Agreement.


                                     ARTICLE VII.

                                ADDITIONAL AGREEMENTS

     7.1 INDEMNIFICATION BY 3DX AS TO JOINT PROXY STATEMENT/PROSPECTUS. 3DX agrees to indemnify and hold harmless Esenjay and its officers and directors and each person who controls Esenjay within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any and all losses, claims, damages, or liabilities, joint or several, to which any of them may become subject under the

Securities Act, the Exchange Act or any other statute or common law, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, to the extent such losses, claims, damages, liabilities, or actions arise out of or are based upon
(i) any false, misleading or untrue statement or alleged false, misleading or untrue statement of a material fact, insofar as it relates to 3DX, contained in the Joint Proxy Statement/Prospectus in the form mailed to the stockholders of Esenjay or (ii) the omission or alleged omission to state in the Joint Proxy Statement/Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, and insofar as the same relates to 3DX.

     7.2 INDEMNIFICATION BY ESENJAY AS TO JOINT PROXY STATEMENT/PROSPECTUS. Esenjay agrees to indemnify and hold harmless 3DX and its officers and directors and each person who controls 3DX within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, or liabilities, joint or several, to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, to the extent such losses, claims, damages, liabilities, or actions arise out of or are based upon (i) any false, misleading or untrue statement or alleged false, misleading or untrue statement of a material fact, insofar as it relates to Esenjay contained in the Joint Proxy Statement/Prospectus in the form mailed to the stockholders of 3DX or (ii) the omission or alleged omission to state in the Joint Proxy Statement/Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, and insofar as the same relates to Esenjay.


                                    ARTICLE VIII.

                                    MISCELLANEOUS

     8.1. ENTIRETY. This Agreement and the Confidentiality Agreements dated August 25, 1998 and August 26, 1998, between Esenjay and 3DX embody the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

     8.2. COUNTERPARTS. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     8.3. NOTICES AND WAIVERS. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.

                                IF TO ESENJAY

Addressed to:                          With a copy to:
Esenjay Exploration, Inc.              Porter & Hedges, L.L.P.
500 Dallas, Suite 2920                 700 Louisiana, 35th Floor
Houston, Texas 77002                   Houston, Texas 77210-4744
Attention: David B. Christofferson     Attention: Samuel N. Allen
Facsimile:  (713) 739-7124             Facsimile:`  (713) 226-0229

                                  IF TO 3DX

Addressed to:                          With a copy to:
3DX Technologies Inc.                  Gardere Wynne Sewell & Riggs, L.L.P.
12012 Wickchester, Suite 250           1000 Louisiana, 34th Floor
Houston, Texas 77079                   Houston, Texas 77002
Attention: Russell L. Allen            Attention: Bryan W. Baker
Facsimile: (281) 579-9227              Facsimile: (713) 276-6754


           Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

           8.4. TERMINATION OF REPRESENTATIONS, WARRANTIES, ETC. The respective representations and warranties contained in Articles II and III shall expire with, and be terminated and extinguished by, the merger pursuant to this Agreement at the time of the consummation thereof on the Effective Date. This Paragraph 8.4 shall have no effect upon any other right or obligation of the parties in connection with this Agreement or otherwise, whether to be exercised or performed before or after the Effective Date.

           8.5. TABLE OF CONTENTS AND CAPTIONS. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

           8.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

           8.7. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

           8.8. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (except to the extent that the form and content of the Certificate of Merger and the consequences of the filing thereof shall be governed by the general corporation law of the State of Delaware).

           8.9. PUBLIC ANNOUNCEMENTS. The parties agree that before the Effective Date that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.


                               [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.



              THE PARTIES TO THE MERGER CONTEMPLATED BY THIS AGREEMENT:

                               3DX TECHNOLOGIES, INC.


                               By:     /s/ Ronald P. Nowak
                                       ----------------------------------------
                                       Ronald P. Nowak, PRESIDENT



                               ESENJAY EXPLORATION, INC.


                               By:     /s/ Michael E. Johnson
                                            -----------------------------------
                                       Michael E. Johnson, PRESIDENT

                                                                     APPENDIX I


                                      STATEMENT

                                          OF

                              ESENJAY EXPLORATION, INC.

                     ESTABLISHING THE DESIGNATIONS, PREFERENCES,

                        LIMITATIONS AND RELATIVE RIGHTS OF ITS

                         SERIES A CONVERTIBLE PREFERRED STOCK


     Pursuant to Section 151 of the Delaware General Corporation Law, Esenjay Exploration, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Company"),

     DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the Delaware General Corporation Law, the Board of Directors, at a meeting duly held on _______________, 1999, duly adopted a resolution providing for the issuance of a series of _______ shares of Series A Convertible Preferred Stock, which resolution is and reads as follows:

          RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors of Esenjay Exploration, Inc. (the "Company") by the provisions of the Certificate of Incorporation of the Company, as amended, a series of the preferred stock, par value $.01 per share, of the Company be, and it hereby is, established; and

          FURTHER RESOLVED, that the series of preferred stock of the Company be, and it hereby is, given the distinctive designation of "Series A Convertible Preferred Stock"; and

          FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall consist of _______ shares; and

          FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

     Section 1. DESIGNATION OF SERIES; RANK. The shares of such series shall be designated as the "Series A Convertible Preferred Stock" (the "Convertible Preferred Stock") and the number of shares initially constituting such series shall be up to _________. The Convertible Preferred Stock, with respect to distributions upon liquidation, dissolution or winding up, ranks (i) junior to any series of preferred stock of the Company the terms of which specifically provide that such series ranks senior to the Convertible Preferred Stock (the "Senior Stock"), (ii) PARI PASSU with any other series of preferred stock of the Company the terms of which specifically provide that such series ranks PARI PASSU with the Convertible Preferred Stock (the "Parity Stock") and (iii) senior to the common stock, par value $.01 per share, of the Company ("Common Stock") and any series of preferred stock the terms of which specifically provide that such series ranks junior and subordinate to the Convertible Preferred Stock (the "Junior Stock"). So long as any shares of Convertible Preferred Stock remain outstanding, the Company's Certificate of Incorporation shall specify that any other class or series of stock issued, other than Common Stock, is either Senior Stock, Parity Stock or Junior Stock. The Convertible Preferred Stock shall be subject to the creation of Senior Stock, Parity Stock and Junior Stock; PROVIDED, HOWEVER, that the Company shall not issue any Senior Stock or Parity Stock to Aspect Resources LLC or its affiliates or Esenjay Petroleum Corporation or its affiliates without the affirmative vote of two-thirds of the Company's then existing board of directors who cast votes on the issuance of such Senior Stock or Parity Stock.

     Section 2. DIVIDENDS The holders of Convertible Preferred Stock shall be entitled to receive dividends paid on the Common Stock as if each share of Convertible Preferred Stock held by such holders had been fully converted into one share of Common Stock (the number of shares of Common Stock into which each share of Convertible Preferred Stock is deemed to be convertible is referred to herein as the "Conversion Price").

     Section 3.  LIQUIDATION PREFERENCE

             3.1 DISTRIBUTION AMOUNT. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Convertible Preferred Stock are entitled to receive out of the assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other stock ranking junior to the Convertible Preferred Stock as to liquidation, a liquidating distribution as to each share in an amount equal to the greater of (i) $1.875 or (ii) an amount equal to the liquidating distribution paid to the holders of the number of shares of Common Stock into which such share of Convertible Preferred Stock is deemed to be convertible at the Conversion Price, plus accumulated and unpaid dividends, if any. The holders of Convertible Preferred Stock and any Parity Stock hereafter issued that rank on a parity as to liquidation rights with the Convertible Preferred Stock will be entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any liquidating distribution that is not sufficient to pay in full the aggregate of the amounts payable thereon. Neither a consolidation, merger or other business combination of the Company with or into another corporation or other entity nor a sale, lease, or exchange or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

             3.2 NON-CASH DISTRIBUTIONS. If any of the assets of the Company are to be distributed other than in cash under this Section 3, then the Board of Directors of the Company shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of shares of the Convertible Preferred Stock. The Company shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Convertible Preferred Stock of the appraiser's valuation.

     Section 4.  VOTING

             4.1 VOTING RIGHTS. The holders of the Convertible Preferred Stock will have no voting rights except as described in this Section 4 or as required by law. In exercising any such vote, each outstanding share of Convertible Preferred Stock will be entitled to one vote, excluding shares held by the Company or any entity controlled by the Company, which shares shall have no voting rights.

             4.2 ELECTION OF DIRECTORS. For so long as any shares of the Convertible Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to elect one director to serve on the Company's Board of Directors. The Company shall cause to be nominated as a candidate for such director position any person that, at least 60 calendar days before any meeting (i) is designated in writing by a holder of Convertible Preferred Stock, (ii) who agrees in writing to serve if elected and (iii) who provides the Company with a reasonable description of his personal and business background and qualifications to serve as a director of the Company; PROVIDED, HOWEVER, that the Company may refuse to cause any person to be so nominated if, based on a review of such person's qualifications, the Board of Directors reasonably concludes that such person is unfit to serve as director of the Company.
From and after such appointment (i) such director shall serve until the next annual meeting of the shareholders of the Company and until his successor has been elected and qualifies and (ii) at each annual meeting of the shareholders of the Company, the Convertible Preferred Stock, voting as a single class, shall be entitled to elect one director of the Company. Cumulative voting by holders of Convertible Preferred Stock is prohibited. Any vacancy on the Board of Directors caused by the death or resignation of a director so elected or appointed shall be filled at the next annual meeting of the shareholders of the Company, PROVIDED, HOWEVER, that the Board of Directors shall promptly appoint to fill such vacancy any qualified person designated in writing by the holders of more than 50% of the then outstanding Convertible Preferred Stock. The term of office of the director designated by the holders of the Convertible Preferred Stock will terminate immediately upon there being no shares of Convertible Preferred Stock remaining outstanding.

             4.3 AMENDMENTS TO ARTICLES AND BYLAWS. So long as Convertible Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Convertible Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the certificate of incorporation or the bylaws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Convertible Preferred Stock or (ii) effect any reclassification of the Convertible Preferred Stock.

             4.4 AMENDMENT OF RIGHTS OF CONVERTIBLE PREFERRED STOCK. The Company shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Convertible Preferred Stock, amend, alter or repeal any provision of this Statement of Designations, PROVIDED, HOWEVER, that the Company may, by any means authorized by law and without any vote of the holders of shares of Convertible Preferred Stock, make technical, corrective, administrative or similar changes in this Statement of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Convertible Preferred Stock.

     Section 5.  REDEMPTION

             5.1 OPTIONAL REDEMPTION.

             (a) For a period of one year from the Effective Date (as defined in Paragraph 1.3 of the Plan and Agreement of Merger of Esenjay Exploration, Inc. and 3DX Technologies, Inc. dated May __, 1999), the Company shall have the right to redeem any or all of the outstanding shares of Convertible Preferred Stock at a per share redemption price (the "Redemption Price") equal to $1.925, plus all accumulated but unpaid dividends, if any.

             (b) No sinking fund shall be established for the Convertible Preferred Stock.

             (c) Notice of any proposed redemption of shares of Convertible Preferred Stock shall be mailed by means of first class mail, postage prepaid, addressed to the holders of record of the shares of Convertible Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Company, at least 20, but not more than 60 days before the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall specify (i) the Redemption Date, (ii) the Redemption Price, (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price and (iv) the number of shares, and the class or series of, Convertible Preferred Stock to be redeemed. Any notice mailed in such manner shall be conclusively deemed to have been duly given when mailed whether or not such notice is in fact received. If less than all the outstanding shares of Convertible Preferred Stock are to be redeemed, the Company will select those to be redeemed PRO RATA, by lot or in such other manner determined by the Board of Directors. In order to facilitate the redemption of the shares of Convertible Preferred Stock, the Board of Directors may fix a record date for determination of holders of Convertible Preferred Stock to be redeemed, which date shall not be more than 60 and less than 10 days before the Redemption Date with respect thereto.

             (d) The holder of any shares of Convertible Preferred Stock that are redeemed shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such shares of Convertible Preferred Stock, and
(ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Convertible Preferred Stock to the Company free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Convertible Preferred Stock after its Redemption Date.

             (e) At the close of business on the Redemption Date for any share of Convertible Preferred Stock to be redeemed, such share shall (provided the Redemption Price of such share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Company in such share shall be extinguished on the Redemption Date for such share except for the right to receive the Redemption Price, without interest, for such share in accordance with the provisions of this Section 5, subject to applicable escheat laws.

             (f) If any shares of Convertible Preferred Stock shall be converted into Common Stock pursuant to Section 6, then (i) the Company shall not have the right to redeem such shares, and (ii) any funds that shall be been deposited for the payment of the Redemption Price for such shares shall be returned to the Company immediately after such conversion.

             5.2 NO MANDATORY REDEMPTION. Except as expressly set forth herein, no holder of Convertible Preferred Stock shall have any right to require the Company to redeem any or all of the shares of Convertible Preferred Stock.

     Section 6.  CONVERSION RIGHTS

             6.1 OPTIONAL CONVERSION.

             (a) If the average Closing Price (defined in Section 6.4(e)) of the Common Stock for each trading day beginning on the first day of the twelfth calendar month following the Effective Date and ending on the last day of the twelfth calendar month following the Effective Date (the "Average Closing Price") is less than $1.875 (the "Base Conversion Price") per share, then at any time during the period beginning the first day of the thirteenth calendar month following the Effective Date and ending on the last day of the thirteenth calendar month following the Effective Date, a holder of Convertible Preferred Stock may cause the Company to convert all or any portion of his Convertible Preferred Stock into the consideration described below. The conversion price per share (the "Optional Conversion Price") for all such shares of Convertible Preferred Stock shall be, at the Company's option, either (i) a number of shares of Common Stock determined by dividing $1.875 by the Average Closing Price, to a maximum of 3.75 shares of Common Stock (the "Maximum Optional Conversion Shares") for each share of Convertible Preferred Stock converted, with the total shares of Common Stock to be issued to any holder of Convertible Preferred Stock to be rounded to the nearest whole share; or (ii) $1.65 in cash (the "Cash Conversion Amount") for each share of Convertible Preferred Stock converted.

             (b) If the Average Closing Price is less than $1.875 per share, then the Company shall, no later than the third business day following the first day of the thirteenth calendar month following the Effective Date, mail to each holder of Convertible Preferred Stock, at its expense, a notice setting forth (i) the Average Closing Price, (ii) whether the Company has elected to issue Common Stock or cash to any holder exercising its rights under Section 6.1(a), and (iii) a statement that the shares of Convertible Preferred Stock will automatically convert to Common Stock without further notice on the first day of the fourteenth calendar month following the Effective Date unless converted before that time.

             6.2 AUTOMATIC CONVERSION. On (i) the first day of the thirteenth calendar month following the Effective Date, if the Average Closing Price is greater than or equal to the Base Conversion Price; or (ii) the first day of the fourteenth calendar month following the Effective Date if the Average Closing Price is less than the Base Conversion Price and the holder has not elected to convert under Section 6.1(a), each share of Convertible Preferred Stock then outstanding shall, immediately and automatically, without further notice, be converted into one share of Common Stock, as adjusted pursuant to Section 6.4; provided, however, that such automatic conversion shall not be made during the occurance and continuance of an Event of Bankruptcy or any liquidation thereunder. As used herein, "Event of Bankruptcy" shall have occurred if the Company shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or if an involuntary case or other proceeding shall have been commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property (PROVIDED, HOWEVER, the Event of Bankruptcy shall not be deemed to be continuing if such involuntary case or other proceeding shall have been dismissed); or if an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect.

             6.3 MECHANICS OF CONVERSION.

             (a) No fractional share of Common Stock shall be issued upon conversion of shares of Convertible Preferred Stock, and in lieu thereof, the holder shall receive, at the Company's option, either a number of whole shares of Common Stock determined by rounding the number of shares of Common Stock so issuable to the nearest whole share or an amount of cash equal to the value of such fractional share of Common Stock based on the Closing Price of the Common Stock on the day before the conversion. Before any holder of shares of Convertible Preferred Stock shall be entitled to convert his Convertible Preferred Stock into shares of Common Stock (or if Section 6.1(a)(ii) applies, cash), he shall surrender the certificate or certificates therefor, duly endorsed for each share of Convertible Preferred Stock to be converted, at the office of the Company or of any transfer agent for the Company, and he shall give at least three business days' prior written notice to the Company at such office (i) that he elects to convert his Convertible Preferred Stock, and (ii) shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued and, if the conversion is pursuant to Section 6.1(a)(ii), the person or persons he wishes to receive any cash. The Company shall, as soon as practicable thereafter, but not later three business days, issue and deliver at such office to such holder of shares, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, or the cash to which he is entitled, as the case may be. Except as set forth in this Section 6, such conversion shall be deemed to have been made immediately before the close of business on the day of the delivery of the certificate for the shares of Convertible Preferred Stock and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares of Convertible Preferred Stock represented by a certificate so surrendered for conversion, the Company shall issue and deliver to the holder a balance certificate representing the number of unconverted shares of Convertible Preferred Stock.

             (b) If more than one certificate representing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable or the amount of cash payable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock represented by such certificates, or the specified portions thereof to be converted, so surrendered.

             6.4 ADJUSTMENTS TO REDEMPTION PRICE, CONVERSION PRICE AND OPTIONAL CONVERSION PRICE. The Redemption Price, Conversion Price and Optional Conversion Price shall be adjusted from time to time as follows:

             (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Redemption Price and Conversion Price in effect immediately before such action shall be adjusted so that the holder of any share thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company that he would have owned immediately following such action had such share been redeemed or converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date of a subdivision or combination.

             (c) In case the Company shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price per share of the Common Stock on the record date mentioned below, the Redemption Price and Conversion Price shall be adjusted so that the Redemption Price and Conversion Price shall equal the price determined by multiplying the Redemption Price and Conversion Price in effect immediately before the date of issuance of such rights or warrants by a fraction of which the denominator shall be the Closing Price on such record date minus the discount to such Closing Price with respect to the exercise of such rights or warrants, and of which the numerator shall be the Closing Price on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

             (c) In case the Company shall hereafter distribute to holders of its outstanding Common Stock generally evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Company and dividends or distributions payable in stock for which adjustment is made pursuant to subsection (a) above) or rights or warrants to subscribe to securities of the Company (excluding those referred to in subsection (b) above), then in each such case the Conversion Price of the shares of Common Stock shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately before the date of such distribution by a fraction of which the denominator shall be the current market price per share (determined as provided below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with any conversion agent) of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the numerator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

             (d) In the case of any optional conversion pursuant to Section 6.1(a), the calculation of the number of shares of Common Stock issuable or the amount of cash payable upon such conversion, shall be made after adjusting the Base Conversion Price, the Maximum Optional Conversion Shares and the Cash Conversion Amount pursuant to the provisions of paragraphs 6.4(a), (b) and (c).

             (e) For the purpose of any computation under subsection (b), (c) and (d) above, the current mark et price per share of the Common Stock on any date shall be deemed to be the Closing Price.

             (f) The term "Closing Price," means (i) the last sale price of the Common Stock reported on the NASDAQ Small-Cap Market, (ii) the last sale price regular way for the Common Stock as reported in the consolidated transaction reporting system of any stock exchange on which the Common Stock may then be listed for trading, or (iii) if the Common Stock is not quoted on the NASDAQ Small-Cap Market or is not listed for trading on a national securities exchange, the closing bid price is published by NASDAQ (or, if such prices are not so published by NASDAQ, the average of the high and low bid prices for the Common Stock each trading day, as furnished by any New York Stock Exchange member firm selected from time to time by the Company for such purpose).

             (g) In the case of any reclassification of the Common Stock (other than a change in par value or a change from par value to no par value or from no par value to par value), any consolidation of the Company with, or merger of the Company with or into, any other person, any merger of any person into the Company (other than a merger that does not result in any reclassification of, or change in, the outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company (other than a sale-leaseback, collateral assignment, mortgage or other similar financing transaction), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other properties, then each share of Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities, cash or other property to which a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately before such merger or conveyance would have been entitled upon such merger or conveyance; PROVIDED, HOWEVER, that if the Company and another entity consummate a merger in which the Company is not the surviving entity and the holders of the Convertible Preferred Stock would receive securities as consideration in such merger, then the Company will redeem all issued and outstanding shares of Convertible Preferred Stock unless such securities to be received by the holders thereof as merger consideration contain the same rights and preferences as the Convertible Preferred Stock.

             (h) Notwithstanding the foregoing provisions, no adjustment in the Conversion Price will be made until all accumulated adjustments to the Conversion Price are equal to 1% or more of the Conversion Price immediately preceding the date of the most recent prior adjustment. Any adjustments to the Conversion Price not made effective shall be carried forward and added to the next adjustment to the Conversion Price. All calculations shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.
 Anything in this Section to the contrary notwithstanding, the Company shall be entitled to make such increases in the Conversion Price, in addition to those required hereby, as the Company in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

             (i) The Company may from time to time increase the Conversion Price by any amount for any period of not fewer than 20 consecutive days, in which case the Company shall give at least 15 days advance written notice of such increase to all holders of the shares of Convertible Preferred Stock. The Company may, in its sole discretion, make such increases in the Conversion Price, in addition to those set forth in this Section 6, as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of shares of the Common Stock as a result of any cash distribution of stock or issuance or rights or warrants to purchase shares of the Common Stock or as a result of any other event which results in increased income tax to the holders of shares of the Common Stock.

             6.5 TRANSFER COSTS. The Company shall pay any and all documentary stamp and other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Convertible Preferred Stock; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Convertible

Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery had paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

             6.6 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Redemption Price, Conversion Price or Optional Conversion Price pursuant to this Section 6, the Company at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Convertible Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of shares of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price in effect and (iii) the number of shares of Common Stock that would be received by the holder upon conversion of shares of Convertible Preferred Stock.

             6.7 COMMON RESERVED. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the shares of Convertible Preferred Stock.

             6.8 STATUS OF SHARES. All shares of Common Stock that may be issued upon conversion of the shares of Convertible Preferred Stock will, upon issuance by the Company, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and free from preemptive rights.

     Section 7. STATUS OF REACQUIRED SHARES OF CONVERTIBLE PREFERRED STOCK. Shares of Convertible Preferred Stock issued and reacquired by the Company (including, without limitation, shares of Convertible Preferred Stock that have been converted into shares of Common Stock) shall not be reissued by the Company as shares of Convertible Preferred Stock but shall have the status of authorized and unissued shares of Preferred stock, undesignated as to series, subject to later issuance.

     Section 8. PREEMPTIVE RIGHTS. The holders of shares of Convertible Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Company.

     Section 9. NOTICES. Any notice required hereby to be given to the holders of shares of Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

          IN WITNESS WHEREOF, the Company has caused this statement to be duly executed by its President this ____ day of ______________, 1999.


                              ESENJAY EXPLORATION, INC.



                              By:
                                 -------------------------------------------
                                   Michael E. Johnson, PRESIDENT

                                SCHEDULE 3.1.4

                       REPORTS AND FINANCIAL STATEMENTS

-------------------------------------------------------------------------------
     FORM TYPE                 FORM DESCRIPTION                   DATE FILED
-------------------------------------------------------------------------------
     10KSB40/A                  Annual Report                       4/30/99
-------------------------------------------------------------------------------
       10KSB                    Annual Report                       4/15/99
-------------------------------------------------------------------------------
  NT 10-K Extension        Annual Report Extension                  4/1/99
-------------------------------------------------------------------------------
       424B1                    Prospectuses                        7/17/98
-------------------------------------------------------------------------------
      SB-2/A               Registration Statement                   7/16/98
-------------------------------------------------------------------------------
     8-A12B/A              Registration Statement                   7/14/98
-------------------------------------------------------------------------------
       SB-2                Registration Statement                   6/3/98
-------------------------------------------------------------------------------
       424A                     Prospectuses                        5/29/98
-------------------------------------------------------------------------------
       SB-2                Registration Statement                   5/26/98
-------------------------------------------------------------------------------
      DEFS14A                  Proxy Statement                      4/24/98
-------------------------------------------------------------------------------
      DEFS14A                  Proxy Statement                      9/30/97
-------------------------------------------------------------------------------
      DEF14A                   Proxy Statement                      4/30/97
-------------------------------------------------------------------------------
      DEF14A                   Proxy Statement                      4/30/97
-------------------------------------------------------------------------------

                                SCHEDULE 3.1.5.

                                  LIABILITIES

None.

                                SCHEDULE 3.1.6.

                          CERTAIN CHANGES AND EVENTS

FINANCIAL CHANGE

     None.

PROPERTY DAMAGE

     None.

DIVIDENDS

     None.

CAPITALIZATION CHANGE

     None.

LABOR DISPUTES

     None.

OTHER MATERIAL CHANGES

     None.

                              SCHEDULES TO
                      PLAN AND AGREEMENT OF MERGER
                                  OF
                        ESENJAY EXPLORATION, INC.
                                  AND
                         3DX TECHNOLOGIES, INC.




                              SCHEDULE 2.1.2
                 EFFECT OF AGREEMENT ON OTHER OBLIGATIONS

1. The consummation of the Merger will create an Event of Default pursuant to the terms of 3DX's Credit Agreement dated December 18, 1997 with certain financial institutions and NationsBank of Texas, N.A. as Agent.


                              SCHEDULE 2.1.4
                         REPORTS TO THE COMMISSION

                      Form                    Date Filed
                      ----                    ----------
                      10-K                    03-28-1997

                      10-K                    03-31-1998

                     10-K/A                   04-30-1997

                     10-K/A                   11-03-1998

                     10-K405                  03-26-1999

                     10-K/A                   04-30-1999

                      10-Q                    05-15-1997

                      10-Q                    08-14-1997

                      10-Q                    11-14-1997

                      10-Q                    05-20-1998

                      10-Q                    08-14-1998

                      10-Q                    11-13-1998

                      424B3                   11-17-1998

                      Form                    Date Filed
                      ----                    ----------
                     424B4                    12-23-1996

                    8-A12G                    12-09-1996

                      8-K                     06-16-1998

                      8-K                     09-09-1998

                      8-K                     11-10-1998

                      8-K                     01-12-1999

                      8-K                     04-09-1999

                    DEF 14A                   05-21-1997

                    DEF 14A                   04-29-1998

                    DEFS14A                   07-21-1998

                    NT 10-Q                   05-18-1998

                    PRE 14A                   05-08-1997

                    PRES14A                   07-08-1998

                      S-1                     10-18-1996

                     S-1/A                    11-27-1996

                     S-1/A                    12-16-1996

                     S-1/A                    12-19-1996

                      S-3                     09-09-1998

                     S-3/A                    10-30-1998

                     S-3/A                    11-12-1998

                      S-8                     06-27-1997

                              SCHEDULE 2.1.5
                                LIABILITIES

1. Pursuant to the Letter Agreement dated February 2, 1998, between 3DX and Mr. Ronald P. Nowak (the "Nowak Agreement"), 3DX is liable to pay certain sums to Mr. Nowak if his employment is terminated without cause. The Nowak Agreement has been amended to provide for a lump sum payment of such sums to be made immediately prior to the Effective Date.

2. 3DX sold its Ramrod prospect in the first quarter of 1999. In connection therewith 3DX suffered a non-cash "ceiling test write down" of approximately $1,600,000.


                              SCHEDULE 2.1.6
                              CERTAIN CHANGES

     1. 3DX has entered into Retention Agreements with its employees other than Ronald Nowak in forms substantially identical to the drafts previously furnished to Esenjay.

     2.  The Nowak Agreement was amended as described in disclosure 1 of
Schedule 2.1.5.

     3.  See disclosure 2 in Schedule 2.1.5.

     4. 3DX issued 286,408 shares of 3DX Common Stock after December 31, 1998, pursuant to the terms of the Subscription Agreement mentioned in
Section 5.2.8 of the Plan and Agreement of Merger (the "Subscription
Agreement").

     5.  See disclosures in Schedule 4.3.7.

     6. The Professional Services Agreement dated June 8, 1998 between Mr. Allen and 3DX (the "Allen Agreement") was amended to provide for payment of amounts accruing after December 31, 1998 in cash rather than shares of 3DX Common Stock.


                             SCHEDULE 4.3.7
                           SALE OF SECURITIES

Prior to the Effective Time, 3DX may be required to issue shares of its common stock as follows:

     1. Up to 780,944 shares may be issued upon exercise of employee stock options.

     2. The vesting 50,000 shares will accelerate pursuant to a Restricted Stock Award executed in connection with the Nowak Agreement.

     3. 225,080 shares will be issuable to Mr. Russell Allen under the terms of the Allen Agreement.

     4.  6000 shares remain issuable under the Subscription Agreement.


                              SCHEDULE 5.2.9
                             VOTING AGREEMENTS

            Officer or Director               Number of Shares
            -------------------               ----------------
            Ronald P. Nowak                        50,000

            Russell L. Allen                      225,080

            Jon W. Bayless                        754,195*

            C. Eugene Ennis                       289,411

            Charles E. Edwards                     17,001

            Douglas C. Williamson
            (NationsBanc Capital)                 721,903

------------
*     Includes 727,477 owned by CitiGrowth Fund and 26,718 owned individually

                         VOTING AGREEMENT
                               FOR
                    3DX OFFICERS AND DIRECTORS

     The undersigned hereby agrees that at the stockholders meeting
(the "3DX Meeting") of 3DX Technologies, Inc. ("3DX") to be held in connection with the approval of the Merger Agreement dated as of May__, 1999 (the "Merger Agreement") between 3DX and Esenjay
Exploration, Inc. ("Esenjay"), and the merger contemplated thereby
(the "Merger"), any adjournment thereof or any other meeting of the holders of 3DX Common Stock, however called, or in connection with any written consent of the holders of voting capital stock of 3DX, the undersigned shall vote, or cause to be voted, all the shares of 3DX Common Stock owned by the undersigned (the "Existing Shares"), and together with any shares of 3DX Common Stock that become
Beneficially Owned (as defined below) or controlled by the undersigned after the date hereof and before the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise (hereinafter collectively, the "Shares"); PROVIDED, HOWEVER, that in the event of a stock dividend or distribution, or any change in the outstanding capital stock of 3DX by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged, Beneficially Owned or controlled by the undersigned (i) in favor of the Merger, the execution and delivery by 3DX of the Merger Agreement and the approval of the terms of each of the other actions contemplated by the Merger Agreement and any actions required in furtherance thereof; and (ii) against any other action that is intended or could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by the Merger Agreement. The undersigned will not enter into any agreement or understanding with any person the effect of which would be inconsistent or violative of the provisions and agreements contained in the Merger Agreement.
 For purposes of this Agreement, "Beneficially Owned" or "Beneficial Ownership" with respect to any securities shall mean "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, including pursuant to any agreement arrangement or understanding whether or not in writing.

     This agreement is intended solely to apply to the exercise by the undersigned in his capacity as a stockholder of rights attaching to ownership of the Shares, and if the undersigned is also a director of 3DX, nothing herein shall be deemed to apply to, or to limit the discretion of the undersigned with respect to any action which may be taken or omitted by him acting in his fiduciary capacity as director of 3DX.

     In Witness Whereof, the undersigned has set forth his hand this ___ day of May, 1999.

                              By: /s/ Ronald P. Nowak
                                 ---------------------------------
                                   Ronald P. Nowak

                                VOTING AGREEMENT
                                      FOR
                         ESENJAY PETROLEUM CORPORATION
                                      AND
                             ASPECT RESOURCES, LLC


     The undersigned hereby agrees that at the stockholders meeting (the "Esenjay Meeting") of Esenjay Exploration, Inc. ("Esenjay") to be held in connection with the approval of the Merger Agreement dated as of May __, 1999 (the "Merger Agreement") between Esenjay and 3DX Technologies, Inc. ("3DX"), and the merger contemplated thereby (the "Merger"), any adjournment thereof or any other meeting of the holders of Esenjay Common Stock, however called, or in connection with any written consent of the holders of voting capital stock of Esenjay, the undersigned shall vote, or cause to be voted, all the shares of Esenjay Common Stock owned by the undersigned (the "Existing Shares"), and together with any shares of Esenjay Common Stock that become Beneficially Owned (as defined below) or controlled by the undersigned after the date hereof and before the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise (hereinafter collectively, the "Shares"); PROVIDED, HOWEVER, that in the event of a stock dividend or distribution, or any change in the outstanding capital stock of Esenjay by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged, Beneficially Owned or controlled by the undersigned
(i) in favor of the Merger, the execution and delivery by Esenjay of the Merger Agreement and the approval of the terms of each of the other actions contemplated by the Merger Agreement and any actions required in furtherance thereof; (ii) for the related issuance of the Esenjay Common Stock and ESNJ-CP Stock (as defined in the Merger Agreement); (iii) for the election of C. Eugene Ennis or such other qualified person nominated by 3DX to serve on the board of directors of Esenjay; and (iii) against any other action that is intended or could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Merger and the
transactions contemplated by the Merger Agreement.   The undersigned will not
enter into any agreement or understanding with any person the effect of which would be inconsistent or violative of the provisions and agreements contained in the Merger Agreement. For purposes of this Agreement, "Beneficially Owned" or "Beneficial Ownership" with respect to any securities shall mean
"beneficial ownership" of such securities as determined pursuant to Rule
13d-3 under the Securities Exchange Act of 1934, as amended, including pursuant to any agreement arrangement or understanding whether or not in writing.

     IN WITNESS WHEREOF, the undersigned has set forth his hand this ___ day of May, 1999.

                              ESENJAY PETROLEUM CORPORATION


                              By: /s/ Michael E. Johnson
                                  -------------------------------------------


                              ASPECT RESOURCES, LLC

                               By ITS MANAGER, ASPECT MANAGEMENT CORP.

                              By: /s/ W.A. Williams, V.P.
                                  -------------------------------------------


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